UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2005

ENTRÉE GOLD INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada

(State or other jurisdiction of incorporation)

000-50982

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 1201 - 1166 Alberni Street, Vancouver, BC V6E 3Z3

(Address of principal executive offices and Zip Code)

604.687.4777

Registrant's telephone number, including area code

Suite 1450, 650 West Georgia Street, Vancouver, BC, V6B 4N7

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 12, 2005 we entered into a Lease Agreement dated May 12, 2005 with Alberni Investments (1988) Inc. whereby we will lease approximately 2,250 square feet of office space in Vancouver, British Columbia for a 5 year term. We have agreed to pay base rent of CDN$2,625 per month in years one to three and CDN$2,812.50 per month in years 4 and five. We intend to use these leased premises for our day-to-day operations.

Item 9.01. Financial Statements and Exhibits.

10.1	Lease between Entrée Gold Inc. and Alberni Investments (1988) Inc. dated May 12, 2005.

D/JLM/689623.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRÉE GOLD INC.

/s/ Gregory Crowe

By: Gregory Crowe

President and CEO

Date: May 24, 2005

D/JLM/689623.1